FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
Express Scripts Urges Caremark Stockholders to Ignore CVS and Caremark’s Scare Tactics
Vote the GOLD Proxy Card AGAINST the Proposed CVS/Caremark Transaction Today
St. Louis, February 5, 2007 — Express Scripts, Inc. (Nasdaq: ESRX) today urged Caremark (NYSE:CMX) stockholders to reject the desperate scare tactics set forth in the CVS (NYSE:CVS) letter this morning. The letter represents a continuation of the attempts by both CVS and Caremark to distract attention from the real issue at stake — to maximize value for Caremark stockholders. The Express Scripts offer has always been, and remains, superior to the CVS offer. Hence CVS and Caremark’s continuing attempts to shift the debate onto a number of sensational and groundless matters.
The Company stated, “The real issue here is delivering value to Caremark stockholders and creating a new company as a result of a merger with Express Scripts that best serves the combined company’s stockholders, plan sponsors and patients.”
The facts are clear on why the Express Scripts/Caremark deal has certainty and creates value.
Transaction Facts:
•	Financing — The Express Scripts financing is in place and is subject only to standard and customary conditions. Express Scripts has executed a commitment letter with Credit Suisse and Citigroup Corporate and Investment Banking to fully finance the proposed transaction.

•	Regulatory — The waiting period under Hart-Scott-Rodino will expire on March 8 under the re-filing of notification by Express Scripts. Express Scripts is working with the Federal Trade Commission in seeking to clear the transaction without the need for a second request.

•	ESRX Stockholder Approval — Express Scripts expects to obtain stockholder approval no later than its upcoming annual meeting.

•	Clients — In the past three years, Express Scripts has taken more than two times as many clients from Caremark than vice versa. In every prior Express Scripts transaction, the combined client base grew.

•	Certainty of Value — Express Scripts offers Caremark stockholders greater certainty of value through a significant cash payment — approximately 50% of the total consideration. In addition, Express Scripts is offering Caremark stockholders currency in a company that has significantly outperformed CVS over the last 10 years, with total stockholder returns of 1531% to 315%, respectively. In contrast, CVS is offering a weaker currency and a token dividend.
CVS and Caremark’s Inexplicable Behavior:
•	Failure to Allow Due Diligence — Since December 18, 2006, Express Scripts has been ready and willing to proceed. However, the Caremark Board and management have stonewalled and not allowed us an opportunity to conduct due diligence. Confirmatory due diligence could have been long completed if the Caremark Board and management had cooperated, consistent with what is in the best interests of Caremark stockholders. It is ironic that Caremark has raised this customary condition as an issue when its resolution is within Caremark’s own power.

•	Break-up Fee — Instead of considering all options, Caremark’s Board of Directors is adhering to a highly unusual interpretation of the $675 million break-up fee. Caremark is treating the fee as a “price of admission” for a conversation, rather than as a termination fee which will be paid to Caremark under certain circumstances upon termination of its merger agreement with CVS.

•	Cold Shoulder — We believe that the Caremark Board’s pattern of behavior — as demonstrated by its refusal to allow standard due diligence and its odd interpretation of the break-up fee — are obvious maneuvers to keep Express Scripts’ more certain and superior offer off the table. By refusing to speak directly with Express Scripts, the Caremark Board and management are working to withhold the information that Caremark stockholders must have to make a truly informed choice.
Express Scripts urge you to VOTE the Gold Proxy Card TODAY AGAINST the Caremark Board’s proposal to adopt the plan of merger with CVS and send a message to the Caremark Board that it must engage in a discussion with Express Scripts about its clearly superior offer.

If you have any questions or need assistance in voting the enclosed GOLD proxy card
AGAINST the proposed Caremark/CVS merger, please contact our proxy advisor
MacKenzie Partners at (800) 322-2885.
Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC

Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts

Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
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